NYSE American Symbol – UEC

Uranium Energy Corp Increases Burke Hollow Resource by 38% with
Results from Recent Drilling Campaign

Highlights:

  Inferred resource increases from 5.12 million pounds U3O8 to 7.09 million pounds U3O8*

  Environmental permitting continues to advance with approval of the mine permit and aquifer exemption

  Several miles of lightly explored, mineralized trends remain to be developed

Corpus Christi, TX, November 27, 2017 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that the Company has completed an updated National Instrument 43-101 Standards of Disclosure for Mineral Properties (“NI 43-101”) resource estimate for its Burke Hollow project (the “Project”) in South Texas following completion of a recent 132-hole drill campaign. The updated report estimates an Inferred mineral resource of 7.09 million pounds of uranium (“U3O8”) at a weighted average grade of 0.088% U3O8 contained within 4.06 million tons.*

This resource update includes the data from 707 drill holes and demonstrates an increase of approximately 2 million pounds (+38%) of U3O8 over the previous Inferred mineral estimate. The mineral resource estimate was completed using methods mandated by NI 43-101 and Canadian Institute of Mining, Metallurgy and Petroleum standards utilizing a grade cutoff of 0.02% U3O8, and a grade times thickness product cut-off (GT) of 0.30. Details of the resource are set out in the table below.*

Concurrent with the resource development and expansion, the Company continues to advance the permitting at Burke Hollow. As previously announced, the Company has secured its final mine permit and aquifer exemption approval and anticipates its Radioactive Materials License to be approved as well.

Andrew Kurrus, VP of Resource Development, stated, “Burke Hollow is a grass roots discovery by the UEC team, and we are very excited about the drilling results to date. We are confident that we will continue to expand the resource by exploring and delineating the multiple mineralized roll fronts on the property. We anticipate that Burke Hollow will, over time, become a significant ISR resource directly in the U.S. This latest drilling program utilized strategic borehole placement as opposed to traditional grid-like hole placements, resulting in more mineralized intercepts, better roll front definition efficiency, and better use of allocated budgets.”

Craig Wall, VP of Environmental, Health & Safety, stated, “UEC’s proactive approach to permitting Burke Hollow concurrent with the delineation and development of our proposed future Production Area 1 has been effective in speeding up the development of the Project. I expect all of Burke Hollow’s major permitting activities to be complete in 2018.”

Summary of Burke Hollow Inferred Mineral Resources (PFN)*

Trend	Area (ft2)	Average Thickness (Ft)**	Average Grade pU3O8 (%)	Average GT (0.02 Cutoff)	Contained pU3O8 (lbs)	Tons
Lower A1(Graben)	1,287,077.0	11.0	0.097	1.079	1,624,844.62	837,548.77
Lower A2 (Graben)	271,257.9	8.8	0.073	0.514	163,129.09	111,732.26
Upper B (Graben)	627,764.6	7.7	0.063	0.489	359,162.96	285,049.97
Lower B1 (Graben)	470,064.2	9.5	0.091	0.885	486,728.00	267,432.97
Lower B2(Graben)	413,643.3	9.5	0.091	0.846	409,432.40	224,962.86
Graben Totals					3,043,297.07	1,726,726.82
Lower B1 (East Side)	1,877,345.2	9.3	0.090	0.836	1,836,268.89	1,020,149.38
Lower B2 (East Side)	2,097,650.0	11.5	0.084	0.902	2,213,733.95	1,317,698.78
East Side Totals					4,050,002.84	2,337,848.16
Graben and East Side (Project) Totals			0.088***		7,093,299.91	4,064,574.98
*All grade values are based on Prompt Fission Neutron ("PFN") logging and denoted by pU3O8 **Rounded to nearest tenth of a foot ***Weighted average grade for project

This updated Inferred mineral resource estimate is based on a total of 329,540 feet of drilling in 707 holes. Resource data was generated from drill hole samples, gamma-ray logging, chemical assays, PFN and the interpretation of a geologic model, which relates to the spatial distribution of uranium in the deposit. An Inferred mineral resource does not have the confidence level to be included with higher classifications of mineral resource and should not form the basis for economic development. An NI 43-101 updated technical report on the Burke Hollow property will be filed on SEDAR within 45 days of this news release.*

2017 Drilling Program

The most recent drilling campaign commenced on April 3rd this year with initial plans to drill up to 100 delineation and exploration holes. Based on continued resource expansion, the team decided to extend the program with an additional 32 delineation and exploration drill holes. A total of 58,020 feet of drilling was accomplished, and the campaign was concluded in early September. Partial results of the drill campaign were reported in a press release dated July 25, 2017, and full results will be presented in the pending NI 43-101 technical report.

The two main objectives of this campaign were to complete the exploration and delineation drilling phase of two closely-related Goliad Formation uranium trends which will constitute Burke Hollow future Production Area 1, and to further extend and expand these open-ended trends within Burke Hollow. These trends had earlier been proven to extend over a distance of 1.7 miles, northwest to southeast, during four previous UEC drilling campaigns beginning in 2012. Based on the recent drilling results to date, the mineralized trends have now been explored and delineated over a distance of 4.5 miles, still showing additional extension potential and strong mineralization. Infill delineation drilling continues as required in order to develop the future Production Area 1 monitoring plan. Both objectives were met and will be presented in the pending NI 43-101 technical report.

The Company’s Burke Hollow Project is a 19,335-acre (30.21 sq.-mile) property located in eastern Bee County, Texas. The Project is situated within the prolific South Texas Uranium Belt, and is located approximately 50 miles to the southeast of the Company’s Hobson Processing Plant. The Company initiated its exploration drilling campaign at Burke Hollow on May 22, 2012, and the most recent drilling program was completed in September this year. The target sands are located from approximately 160 to 1,100 feet in depth.

The Burke Hollow project continues to develop as the Company’s flagship uranium project in South Texas. The Goliad mineralization trends follow the outline of an anticlinal structure which has produced abundant natural gas and oil from multiple underlying formations. Several miles of potential mineralized trend length remain only lightly explored to date.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a Qualified Person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. The Company’s fully-licensed Hobson Processing Facility is central to all of its projects in South Texas, including the Palangana ISR mine, the permitted Goliad ISR project and the development-stage Burke Hollow ISR project. In Wyoming, UEC controls the permitted Reno Creek ISR project. Additionally, the Company controls a pipeline of advanced-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay, and a large, high-grade titanium project in Paraguay. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

*Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.